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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Form S-3 Registration Statement File No. 333-29657 of our reports dated February 5, 2002, included in Aquila, Inc.'s (formerly known as UtiliCorp United Inc.) Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2001, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Kansas City, Missouri
May 20, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS